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Exhibit 99.2

Assured Guaranty Municipal Corp.
September 30, 2010
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (together with its subsidiaries, "Assured Guaranty"), with the Securities and Exchange Commission ("SEC"), including Assured Guaranty's Annual Reports on Form 10-K for the year ended December 31, 2009 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2010, June 30, 2010 and September 30, 2010. Assured Guaranty Municipal Corp. ("AGM") was purchased by Assured Guaranty US Holdings Inc., a subsidiary of Assured Guaranty Ltd., on July 1, 2009. This financial supplement presents financial information since its acquisition, except for statutory data, which is based on full year statutory accounting principles. Purchase accounting adjustments were pushed down to AGM, which affects comparability to periods prior to the acquisition. AGM is a subsidiary of Assured Guaranty Municipal Holdings Inc. ("AGMH"), which terminated its registration with the SEC in July 2009 and no longer files reports with the SEC. For the purposes of this financial supplement, all references to the "Company" shall mean AGM.

Some amounts in this Financial Supplement may not add due to rounding.

Cautionary Statement Regarding Forward-Looking Statements:

Any forward-looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade or change in outlook of Assured Guaranty Ltd. or its subsidiaries and/or of transactions insured by Assured Guaranty Ltd.'s subsidiaries, both of which have occurred in the past; (2) developments in the world's financial and capital markets that adversely affect issuers' payment rates, Assured Guaranty's loss experience, its ability to cede exposure to reinsurers, its access to capital, its unrealized (losses) gains on derivative financial instruments or its investment returns; (3) changes in the world's credit markets, segments thereof or general economic conditions; (4) more severe or frequent losses implicating the adequacy of Assured Guaranty's expected loss estimates; (5) the impact of market volatility on the mark-to-market of Assured Guaranty's contracts written in credit default swap form; (6) reduction in the amount of reinsurance portfolio opportunities available to Assured Guaranty; (7) deterioration in the financial condition of our reinsurers, the amount and timing of reinsurance recoverable actually received and the risk that reinsurers may dispute amount owed to us under our reinsurance agreements; (8) the possibility that Assured Guaranty will not realize insurance loss recoveries or damages expected from originators, sellers, sponsors, underwriters or servicers of residential mortgage-backed securities transactions; (9) decreased demand or increased competition; (10) changes in applicable accounting policies or practices; (11) changes in applicable laws or regulations, including insurance and tax laws; (12) other governmental actions; (13) difficulties with the execution of Assured Guaranty's business strategy; (14) contract cancellations; (15) Assured Guaranty's dependence on customers; (16) loss of key personnel; (17) adverse technological developments; (18) the effects of mergers, acquisitions and divestitures; (19) natural or man-made catastrophes; (20) other risks and uncertainties that have not been identified at this time; (21) management's response to these factors; and (22) other risk factors identified in Assured Guaranty's filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Assured Guaranty Municipal Corp.
Selected Financial Highlights
(dollars in millions)

	Three Months Ended September 30,
			% Change versus 3Q-09	Nine Months Ended September 30, 2010
	2010	2009
Operating income reconciliation:
Operating income [1]	$200.2	$227.2	(12)%	$531.5
Plus after-tax adjustments:
Realized gains (losses) on investments	(2.0)	0.3	NM	(6.7)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(23.7)	(50.0)	(53)%	(28.1)
Fair value gains (losses) on committed capital securities	(2.2)	(33.7)	(93)%	0.4
Foreign exchange gains (losses) on revaluation of premiums receivable	16.1	3.5	360%	(5.3)
Effect of consolidating variable interest entities ("VIEs") [2]	115.4	-	NM	115.6
Gain on bargain purchase	-	232.6	(100)%	-

Net income attributable to Assured Guaranty Municipal Corp.	$303.8	$379.9	(20)%	$607.4

Return on equity ("ROE") calculations [3]:
ROE, excluding unrealized gain (loss) on investment portfolio	53.4%	104.3%		36.6%
Operating ROE	31.8%	50.3%		29.8%
Other information
Gross par written	$6,204	$1,065		$17,023

	As of:
	September 30, 2010	December 31, 2009
Reconciliation of shareholder's equity to adjusted book value:
Shareholder's equity attributable to Assured Guaranty Municipal Corp.	$2,550.8	$2,074.5
Less after-tax adjustments:
Effect of consolidating VIEs [2]	(51.0)	-
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(150.1)	(143.5)
Fair value gains (losses) on committed capital securities	4.0	3.6
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	127.3	75.1

Operating shareholder's equity	$2,620.6	$2,139.3
After-tax adjustments:
Less: Deferred acquisition costs	(47.8)	(17.5)
Plus: Net present value of estimated net future credit derivative revenue	163.3	191.9
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,020.1	2,510.6

Adjusted book value	$4,851.8	$4,859.3

Other information
Net debt service outstanding	$536,869	$583,796
Net par outstanding	361,767	393,990
Claims paying resources [4]	6,700	6,927

1. The Company revised its definition of operating income in 2010 to exclude foreign exchange revaluation gains and losses on premiums receivable. Prior periods are presented on a basis consistent with the current definition.

2. Effective January 1, 2010, GAAP accounting required the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts. For those VIEs that the Company consolidates, it records all of the activities of the VIE and eliminates the related insurance accounting. Operating income reverses the financial effect of consolidating these entities and accounts for them as financial guaranty insurance contracts in order to present the Company's insured obligations on a consistent basis.

3. ROE calculations represent annualized returns.

4. See page 4.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Assured Guaranty Municipal Corp.
Consolidated Statements of Operations
(in millions)

	Three Months Ended September 30,
			% Change versus 3Q-09	Nine Months Ended September 30, 2010
	2010	2009
Revenues:
Net earned premiums	$217.4	$280.5	(22)%	$690.4
Net investment income	49.1	44.9	9%	145.8
Net realized investment gains (losses)	(3.1)	0.5	NM	(10.3)
Net change in fair value of credit derivatives:
Credit derivative revenues	23.9	28.8	(17)%	77.1
Losses incurred on credit derivatives	(4.1)	27.3	NM	(21.3)
Net unrealized gain (loss), excluding losses incurred	(36.6)	(76.9)	(52)%	(51.7)

Net change in fair value of credit derivatives	(16.8)	(20.8)	(19)%	4.1
Fair value gains (losses) on committed capital securities	(3.3)	(51.8)	(94)%	0.7
Financial guaranty VIEs' revenues	59.6	4.9	NM	(9.8)
Other income	25.5	34.3	(26)%	21.5

Total revenues	328.4	292.5	12%	842.4
Expenses:
Loss and loss adjustment expenses	77.9	0.9	NM	172.6
Amortization of deferred acquisition costs	(1.6)	-	NM	(5.9)
Interest expense	1.7	2.3	(26)%	5.2
Gain on bargain purchase	-	(232.6)	(100)%	-
Financial guaranty VIEs' expenses	(119.3)	10.2	NM	(175.5)
Other operating expenses	21.7	75.9	(71)%	61.9

Total expenses	(19.6)	(143.3)	(86)%	58.3

Income (loss) before income taxes	348.0	435.8	(20)%	784.1
Provision (benefit) for income taxes	44.2	61.2	(28)%	176.7

Net income (loss)	303.8	374.6	(19)%	607.4
Less: Noncontrolling interest of variable interest entities	-	(5.3)	(100)%	-

Net income attributable to Assured Guaranty Municipal Corp.	$303.8	$379.9	(20)%	$607.4
Less after-tax adjustments:
Realized gains (losses) on investments	(2.0)	0.3	NM	(6.7)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(23.7)	(50.0)	(53)%	(28.1)
Fair value gains (losses) on committed capital securities	(2.2)	(33.7)	(93)%	0.4
Foreign exchange gains (losses) on revaluation of premiums receivable	16.1	3.5	360%	(5.3)
Effect of consolidating VIEs [1]	115.4	-	NM	115.6
Gain on bargain purchase	-	232.6	(100)%	-

Operating income	$200.2	$227.2	(12)%	$531.5

Effect of refundings and accelerations, net
Earned premiums from refundings and accelerations, net	$15.4	$11.5		$36.6
Operating income effect	10.0	7.5		23.8

1. Effective January 1, 2010, GAAP accounting required the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts. For those VIEs that the Company consolidates, it records all of the activities of the VIE and eliminates the related insurance accounting. Operating income reverses the financial effect of consolidating these entities and accounts for them as financial guaranty insurance contracts in order to present the Company's insured obligations on a consistent basis.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Assured Guaranty Municipal Corp.
Consolidated Balance Sheets
(in millions)

	As of
	September 30, 2010	December 31, 2009
Assets
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$4,871.9	$5,183.6
Short-term investments, at fair value	473.3	542.0

Total investment portfolio	5,345.2	5,725.6
Assets acquired in refinancing transactions	133.2	152.4
Note receivable from affiliate	300.0	300.0
Cash	40.6	23.6
Premiums receivable	734.9	787.4
Ceded unearned premium reserve	1,514.2	1,537.1
Reinsurance recoverable on unpaid losses	19.4	13.7
Credit derivative assets	199.6	227.0
Committed capital securities, at fair value	6.2	5.6
Deferred tax asset, net	694.6	972.4
Salvage and subrogation recoverable	602.9	248.1
Financial guaranty VIE assets [1]	1,892.3	762.3
Other assets	178.4	135.5

Total assets	$11,661.5	$10,890.7

Liabilities and shareholder's equity
Liabilities
Unearned premium reserve	$5,546.7	$6,468.3
Loss and loss adjustment expense reserve	176.3	55.3
Notes payable	132.1	149.1
Credit derivative liabilities	655.8	625.8
Reinsurance balances payable, net	324.9	259.0
Financial guaranty VIE liabilities with recourse [1]	1,811.0	762.7
Financial guaranty VIE liabilities without recourse [1]	224.9	-
Other liabilities	239.0	496.4

Total liabilities	9,110.7	8,816.6
Shareholder's equity
Preferred stock	-	-
Common stock	15.0	15.0
Additional paid-in capital	1,216.8	1,241.8
Retained earnings [1]	1,184.2	743.4
Accumulated other comprehensive income	134.8	74.3

Total shareholder's equity attributable to Assured Guaranty Municipal Corp.	2,550.8	2,074.5
Noncontrolling interest of financial guaranty VIEs [1]	-	(0.4)

Total shareholder's equity	2,550.8	2,074.1

Total liabilities and shareholder's equity	$11,661.5	$10,890.7

1. Effective January 1, 2010, GAAP accounting required the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts.

Assured Guaranty Municipal Corp.
Claims Paying Resources
(dollars in millions)

	As of:
	September 30, 2010	December 31, 2009
Claims paying resources
Policyholders' surplus	$1,008	$909
Contingency reserve	1,505	1,323

Qualified statutory capital	2,513	2,232
Unearned premium reserve	2,305	2,392
Loss and loss adjustment expense reserves [2]	670	1,022

Total policyholders' surplus and reserves	5,488	5,646
Present value of installment premiums [3]	714	783
Standby line of credit/stop loss	498	498

Total claims paying resources	$6,700	$6,927

Net par outstanding [1]	$351,494	$381,148
Net debt service outstanding [1]	$525,385	$568,594
Ratios:
Net par outstanding to qualified statutory capital	140:1	171:1
Capital ratio [4]	209:1	255:1
Financial resources ratio [5]	78:1	82:1

1. Net par outstanding and net debt service outstanding are presented on a statutory basis. Under statutory accounting, such amounts would be reduced both when an outstanding issue is legally defeased (i.e., the rights and interests of bondholders and their lien on pledged revenues or other security are terminated in accordance with bond documentation) and when such issue is economically defeased (i.e., bond documentation does not provide a procedure for termination of such rights, interests and lien other than through payment of all outstanding debt in full; funds are deposited in an escrow account for future payment of the debt; and if the funds deposited prove insufficient to pay the outstanding debt in full, the issuer continues to be legally obligated to make payment on such debt).

2. Reserves as of September 30, 2010 and December 31, 2009 are reduced by approximately $0.9 billion and $0.8 billion, respectively, for benefit related to representation and warranty recoverables.

3. Includes financial guaranty insurance and credit derivatives.

4. The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.

5. The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Assured Guaranty Municipal Corp.
New Business Production
(in millions)

	Three Months Ended September 30,
			Nine Months Ended September 30, 2010
	2010	2009
Consolidated new business production analysis:
Present value of new business production ("PVP")
Public finance - U.S.
Primary markets	$64.9	$12.6	$177.7
Secondary markets	9.1	0.4	22.3
Public finance - non-U.S.
Primary markets	-	-	-
Secondary markets	-	-	-
Structured finance - U.S. [1]	1.7	0.4	2.6
Structured finance - non-U.S. [1]	0.7	0.9	2.8

Total PVP	76.4	14.3	205.4
Less: PVP of credit derivatives	-	-	-

PVP of financial guaranty insurance	76.4	14.3	205.4
Less: Financial guaranty installment premium PVP	2.7	4.4	4.6

Total: Financial guaranty upfront gross written premiums ("GWP")	73.7	9.9	200.8
Plus: Financial guaranty installment adjustment [2]	4.0	(9.2)	20.1

Total GWP	$77.7	$0.7	$220.9

Consolidated financial guaranty gross par written:
Public finance - U.S.
Primary markets	$5,802	$1,052	$16,212
Secondary markets	402	13	811
Public finance - non-U.S.
Primary markets	-	-	-
Secondary markets	-	-	-
Structured finance - U.S.	-	-	-
Structured finance - non-U.S.	-	-	-

Total	$6,204	$1,065	$17,023

1. These policies represent existing policies that have additional premium and have no par outstanding.

2. Includes the difference in management estimates for the discount rate applied to future installments compared to the discount rate used for new financial guaranty insurance accounting standard as well as the changes in estimated term for future installments.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Assured Guaranty Municipal Corp.
Financial Guaranty Gross Par Written
(in millions)

Financial Guaranty Gross Par Written by Asset Type

	Three Months Ended September 30, 2010		Nine Months Ended September 30, 2010
	Gross Par Written	Avg. Rating [1]	Gross Par Written	Avg. Rating [1]
Sector:
U.S. Public Finance:
General obligation	$3,003	A	$7,615	A
Tax backed	1,075	A+	3,097	A+
Municipal utilities	786	A	2,840	A
Transportation	730	A	1,317	A
Healthcare	215	A-	764	A-
Higher education	389	A	639	A
Investor-owned utilities	-		30	A-
Other public finance	6	A-	721	A

Total U.S. public finance	6,204	A	17,023	A
Non-U.S. Public Finance:
Total non-U.S. public finance	-	-	-	-

Total public finance	$6,204	A	$17,023	A

U.S. Structured Finance:
Total U.S. structured finance	$-	-	$-	-
Non-U.S. Structured Finance:
Total non-U.S. structured finance	-	-	-	-

Total structured finance	$-	-	$-	-

Total gross par written	$6,204	A	$17,023	A

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Municipal Corp.
Underwriting Gain (Loss)
(in millions)

	3Q-09	4Q-09	1Q-10	2Q-10	3Q-10	Nine Months 2010
Income statement:
Net earned premiums:
Scheduled net earned premiums
Public finance - U.S.	$60.7	$55.3	$43.2	$45.6	$47.3	$136.1
Public finance - non-U.S.	13.3	11.5	9.5	13.0	12.5	35.0
Structured finance - U.S.	189.5	180.6	185.8	161.5	147.7	495.0
Structured finance - non-U.S.	5.5	11.0	6.7	7.4	7.0	21.1

Total scheduled net earned premiums	269.0	258.4	245.2	227.5	214.5	687.2
Net earned premiums from refundings and accelerations	11.5	36.5	10.8	10.4	15.4	36.6

Total net earned premiums	280.5	294.9	256.0	237.9	229.9	723.8
Credit derivative revenues [1]	28.8	27.8	28.1	25.1	23.9	77.1
Other income	28.9	(0.7)	17.2	3.3	0.6	21.1

Total underwriting revenues	338.2	322.0	301.3	266.3	254.4	822.0
Loss and loss adjustment expenses	0.9	50.9	69.0	60.0	89.1	218.1
Losses incurred on credit derivatives [2]	(27.3)	(19.7)	(2.8)	20.0	4.1	21.3

Total incurred losses	(26.4)	31.2	66.2	80.0	93.2	239.4
Amortization of deferred acquisition costs	-	(0.5)	(1.3)	(3.0)	(1.6)	(5.9)
Operating expenses	41.7	25.5	18.8	19.7	20.8	59.3

Total underwriting expenses	15.3	56.2	83.7	96.7	112.4	292.8

Underwriting gain (loss) [3]	$322.9	$265.8	$217.6	$169.6	$142.0	$529.2

1. Includes premiums and ceding commissions.

2. Includes paid and payable losses and received and receivable recoveries.

3. The Company has revised its definition of underwriting gain in 2010 to exclude foreign exchange revaluation gains and losses on premiums receivable. 2009 amounts are presented on a consistent basis.

Assured Guaranty Municipal Corp.
Investment Portfolio
As of September 30, 2010
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income [1]
Investment portfolio, available-for-sale:
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S. government agencies	$35.1	3.44%	2.24%	$38.3	$1.2
Agency obligations	115.1	2.06%	1.34%	119.1	2.4
Obligations of states and political subdivisions	1,697.7	3.79%	3.57%	1,800.4	64.3
Insured obligations of state and political subdivisions [2]	1,623.6	4.81%	4.54%	1,736.1	78.1
Corporate securities	172.5	2.91%	1.89%	178.0	5.0
Mortgage-backed securities ("MBS"):
Residential MBS ("RMBS")	410.9	4.78%	3.11%	386.6	19.6
Commercial MBS ("CMBS")	15.3	4.27%	2.78%	15.8	0.7
Asset-backed securities	325.8	2.60%	1.69%	329.3	8.5
Foreign government securities	268.2	2.83%	1.84%	268.3	7.6

Total fixed maturity securities	4,664.2	4.02%	3.50%	4,871.9	187.4
Short-term investments	473.0	0.17%	0.11%	473.3	0.8

Total investment portfolio	$5,137.2	3.66%	3.19%	$5,345.2	$188.2

Ratings [3]:	Fair Value	%
Treasury and U.S. government obligations	$38.3	0.8%
Agency obligations	119.1	2.4%
AAA/Aaa	1,456.5	29.9%
AA/Aa	2,102.6	43.2%
A/A	757.3	15.5%
BBB	98.9	2.0%
Below investment grade ("BIG") [4]	264.5	5.4%
Not rated	34.7	0.8%

Total fixed maturity securities available for sale	$4,871.9	100.0%

Duration of investment portfolio (in years):		4.8

Average ratings of investment portfolio		AA-

1. Represents annualized investment income based on amortized cost and pre-tax book yields.

2. Reflects obligations of state and local political subdivisions that have been insured by financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Rating Services ("S&P") or Moody's Investors Service, Inc. ("Moody's") average A+. Includes $182.7 million insured by AGM.

3. Ratings are represented by the lower of the Moody's and S&P classifications.

4. Included in the investment portfolio are securities purchased or obtained as part of loss mitigation or other risk management strategies of $542.5 million in par with carrying value of $264.5 million.

Assured Guaranty Municipal Corp.
Estimated Net Exposure Amortization 1 and Estimated Future Net Premium and Credit Derivative Revenues
(in millions)

			Financial Guaranty Insurance [2]
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Future Net Premiums Earned	Future Credit Derivative Revenues [3]	Total
2010 (as of September 30)		$536,869
2010 (October 1 - December 31)	13,253	523,616	$182.3	$3.7	$186.0	$19.6	$205.6
2011	42,936	480,680	547.2	14.1	561.3	75.0	636.3
2012	44,687	435,993	411.5	13.2	424.7	54.7	479.4
2013	36,818	399,175	344.6	12.3	356.9	37.5	394.4
2014	38,112	361,063	303.2	11.5	314.7	25.0	339.7
2010-2014	175,806	361,063	1,788.8	54.8	1,843.6	211.8	2,055.4
2015-2019	127,902	233,161	1,060.0	46.6	1,106.6	35.5	1,142.1
2020-2024	91,764	141,397	603.4	31.7	635.1	3.4	638.5
2025-2029	64,327	77,070	352.2	20.4	372.6	3.0	375.6
After 2029	77,070	-	403.1	20.8	423.9	7.7	431.6

Total	$536,869		$4,207.5	$174.3	$4,381.8	$261.4	$4,643.2

1. Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of September 30, 2010. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed and because of management's assumptions on structured finance amortization.

2. See page 11 for "Present Value of Financial Guaranty Net Insurance Losses to be Expensed."

3. Excludes contracts with credit impairment.

Assured Guaranty Municipal Corp.
Expected Amortization of U.S. and Non-U.S. Structured Finance Net Par Outstanding
(in millions)

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products [1]	Other Structured Finance	Total	Estimated Ending Net Par Outstanding
Structured Finance Net Par Amortization:
2010 (as of September 30)						$83,373
2010 (October 1 - December 31)	$4,394	$846	$239	$479	$5,958	77,415
2011	8,904	2,654	700	1,922	14,180	63,235
2012	11,666	1,711	1,247	1,406	16,030	47,205
2013	7,911	1,096	969	413	10,389	36,816
2014	11,008	916	743	218	12,885	23,931
2010-2014	43,883	7,223	3,898	4,438	59,442	23,931
2015-2019	12,366	2,966	910	1,038	17,280	6,651
2020-2024	195	1,289	624	243	2,351	4,300
2025-2029	33	465	460	173	1,131	3,169
After 2029	81	868	1,820	400	3,169	-

Total structured finance	$56,558	$12,811	$7,712	$6,292	$83,373

1. See Glossary for description of financial products.

Assured Guaranty Municipal Corp.
Present Value ("PV") of Financial Guaranty Net Insurance Losses to be Expensed
(in millions)

Net Expected Loss to be Expensed [1]
Financial Guaranty Insurance Losses to be Expensed:
2010 (October 1 - December 31)	$76.5
2011	180.9
2012	104.9
2013	78.6
2014	67.0
2010-2014	507.9
2015-2019	232.3
2020-2024	116.1
2025-2029	67.3
After 2029	66.1

Total expected PV of net loss to be expensed	989.7
Discount	390.7

Total future value	$1,380.4

1. The expected present value of net loss to be expensed is discounted by weighted-average risk free rates ranging from 0% to 4.51%.

Assured Guaranty Municipal Corp.
Financial Guaranty Profile (1 of 3)
(in millions)

Net Par Outstanding and Average Rating by Asset Type

	As of September 30, 2010
	Net Par Outstanding	Avg. Rating [1]
U.S. Public Finance:
General obligation	$112,142	A+
Tax backed	50,141	A+
Municipal utilities	46,136	A+
Transportation	19,985	A
Healthcare	10,063	A
Higher education	6,962	A+
Housing	5,476	AA-
Infrastructure finance	1,144	BBB
Investor-owned utilities	46	A-
Other public finance	1,742	A

Total U.S. public finance	253,837	A+
Non-U.S. Public Finance:
Infrastructure finance	11,129	BBB
Regulated utilities	6,987	BBB+
Other public finance	6,441	AA-

Total non-U.S. public finance	24,557	A-

Total public finance	$278,394	A+

U.S. Structured Finance:
Pooled corporate obligations	$43,101	AAA
RMBS	12,811	BB-
Financial products [2]	7,712	AA-
Consumer receivables	2,357	A+
Insurance securitization	369	AA
Commercial receivables	90	BBB-
Structured credit	80	BBB-
Other structured finance	623	A

Total U.S. structured finance	67,143	AA
Non-U.S. Structured Finance:
Pooled corporate obligations	13,457	AAA
RMBS	1,626	AA
Structured credit	515	BBB+
Commercial receivables	233	A
Insurance securitizations	38	A+
Other structured finance	361	AAA

Total non-U.S. structured finance	16,230	AAA

Total structured finance	$83,373	AA

Total net par outstanding	$361,767	A+

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

2. See Glossary for description of financial products.

Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Municipal Corp.
Financial Guaranty Profile (2 of 3)
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	As of September 30, 2010
	Public Finance - U.S.		Public Finance - non-U.S.		Structured Finance - U.S.		Structured Finance - non-U.S.		Consolidated
Ratings [1]:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
Super senior	$-	0.0%	$-	0.0%	$14,501	21.6%	$5,292	32.6%	$19,793	5.5%
AAA	4,114	1.6%	1,300	5.3%	25,557	38.1%	7,132	43.9%	38,103	10.5%
AA	106,973	42.1%	1,169	4.8%	13,920	20.7%	1,332	8.2%	123,394	34.1%
A	120,911	47.6%	7,515	30.6%	1,739	2.6%	1,197	7.4%	131,362	36.3%
BBB	20,698	8.2%	13,571	55.3%	1,228	1.8%	1,198	7.4%	36,695	10.1%
BIG	1,141	0.5%	1,002	4.0%	10,198	15.2%	79	0.5%	12,420	3.5%

Total net par outstanding	$253,837	100.0%	$24,557	100.0%	$67,143	100.0%	$16,230	100.0%	$361,767	100.0%

Ceded Par Outstanding by Reinsurer and Insurer Financial Strength Rating

Reinsurer	Moody's Rating	S&P Rating	Ceded Par Outstanding	% of Total
Affiliated Companies	A1	AA	$64,751	50.1%
Non-Affiliated Companies:
Radian Asset Assurance Inc.	Ba1	BB-	22,192	17.2%
Tokio Marine & Nichido Fire Insurance Co., Ltd.	Aa2	AA	19,803	15.3%
RAM Reinsurance Co. Ltd.	WR	WR	10,640	8.2%
Syncora Guarantee Inc.	Ca	WR	4,198	3.2%
Swiss Reinsurance Company	A1	A+	2,930	2.3%
Mitsui Sumitomo Insurance Co. Ltd.	Aa3	AA-	2,475	1.9%
Other	Various	Various	2,321	1.8%

Non-Affiliated Companies			64,559	49.9%

Total			$129,310	100.0%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Assured Guaranty Municipal Corp.
Financial Guaranty Profile (3 of 3)
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio as of September 30, 2010

	Net Par Outstanding	% of Total
U.S.:
Public Finance:
California	$36,055	10.0%
New York	21,087	5.8%
Pennsylvania	19,607	5.4%
Texas	17,157	4.7%
Illinois	16,015	4.4%
Florida	14,877	4.1%
Michigan	11,365	3.1%
New Jersey	11,356	3.1%
Washington	8,657	2.4%
Massachusetts	7,468	2.1%
Other states	90,193	24.9%

Total Public Finance	253,837	70.0%
Structured finance (multiple states)	67,143	18.6%

Total U.S.	320,980	88.6%

Non-U.S.:
United Kingdom	12,164	3.4%
Australia	5,093	1.4%
Canada	4,259	1.2%
Italy	1,764	0.5%
France	1,698	0.5%
Other	15,809	4.4%

Total non-U.S.	40,787	11.4%

Total net par outstanding	$361,767	100.0%

Assured Guaranty Municipal Corp.
Pooled Corporate Obligations Profile
(dollars in millions)

Distribution of Financial Guaranty Pooled Corporate Obligations by Ratings as of September 30, 2010

Ratings [1]:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement [2]	Avg. Current Credit Enhancement [2]
Super senior	$19,259	34.1%	27.9%	26.3%
AAA	30,446	53.8%	23.6%	23.7%
AA	4,126	7.3%	37.9%	33.2%
A	1,741	3.1%	22.8%	19.9%
BBB	764	1.4%	11.8%	9.4%
BIG	222	0.3%	40.8%	7.5%

Total exposures	$56,558	100.0%	26.0%	24.9%

Distribution of Financial Guaranty Pooled Corporate Obligations by Asset Class as of September 30, 2010

Asset class:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement [2]	Avg. Current Credit Enhancement [2]	Avg. Rating [1]
CBOs/CLOs [3]	$29,822	52.7%	26.4%	25.9%	AAA
Synthetic investment grade pooled corporates	14,134	25.0%	18.6%	16.9%	AAA
Synthetic high yield pooled corporates	10,202	18.0%	38.0%	33.2%	AAA
Market Value CDOs of corporates	1,492	2.6%	17.0%	32.9%	AAA
Trust preferred - banks and insurance	160	0.3%	47.5%	43.5%	A
CDO of CDOs (corporate) [4]	35	0.1%	24.1%	30.3%	A-
Other pooled corporates	713	1.3%	0.0%	0.0%	A-

Total exposures	$56,558	100.0%	26.0%	24.9%	AAA

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinate tranches that are junior in the capital structure to AGM's exposure, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the numbers shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to adjustments.

3. CBOs(collateralized bond obligations)/CLOs(collateralized loan obligations) are largely non-investment/high yield collateral.

4. CDOs are collateralized debt obligations.

Assured Guaranty Municipal Corp.
Consolidated U.S. RMBS Profile (1 of 3)
(dollars in millions)

Distribution of U.S. RMBS by Rating 1 and Type of Exposure as of September 30, 2010

Ratings:	Prime First Lien [2]	Closed End Seconds ("CES")	HELOC [3]	Alt-A First Lien	Alt-A Option ARMs	Subprime First Lien	NIMs [4]	Total Net Par Outstanding
Super senior	$-	$-	$-	$-	$-	$-	$-	$-
AAA	4	-	415	86	111	1,237	-	1,851
AA	101	208	255	39	-	249	-	852
A	1	-	-	-	-	120	-	121
BBB	-	-	-	-	-	247	31	277
BIG	-	893	3,200	1,336	2,042	2,086	152	9,710

Total exposures	$105	$1,102	$3,870	$1,462	$2,152	$3,938	$183	$12,811

Distribution of U.S. RMBS by Year Insured and Type of Exposure as of September 30, 2010

Year insured [5]:	Prime First Lien	CES	HELOC	Alt-A First Lien	Alt-A Option ARMs	Subprime First Lien	NIMs	Total Net Par Outstanding
2004 and prior	$6	$-	$262	$70	$-	$1,257	$-	$1,596
2005	-	-	618	354	114	357	-	1,443
2006	98	445	1,457	501	834	126	86	3,547
2007	-	657	1,532	537	1,204	2,130	96	6,157
2008	-	-	-	-	-	68	-	68

Total exposures	$105	$1,102	$3,870	$1,462	$2,152	$3,938	$183	$12,811

Distribution of U.S. RMBS by Rating 1 and Year Insured as of September 30, 2010

Year insured:	Super Senior	AAA Rated	AA Rated	A Rated	BBB Rated	BIG Rated	Total
2004 and prior	$-	$1,248	$2	$44	$16	$286	$1,596
2005	-	163	105	-	46	1,128	1,443
2006	-	162	98	77	-	3,210	3,547
2007	-	278	646	-	147	5,087	6,157
2008	-	-	-	-	68	-	68

Total exposures	$-	$1,851	$852	$121	$277	$9,710	$12,811

% of total	0.0%	14.5%	6.6%	0.9%	2.2%	75.8%	100.0%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

2. Includes primarily Prime First Lien plus an insignificant amount of other miscellaneous MBS transactions.

3. Home equity line of credit ("HELOC") securitizations.

4. NIMs are net interest margin securities.

5. AGM has not insured any U.S. RMBS transactions since 2008.

Assured Guaranty Municipal Corp.
Consolidated U.S. RMBS Profile (2 of 3)
(dollars in millions)

Distribution of Financial Guaranty U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of September 30, 2010 1

U.S. CES

	Net Par Outstanding	Pool Factor [2]	Subordination [3] [6]	Cumulative Losses [4]	60+ Day Delinquencies [5]	Number of Transactions
Year insured:
2005	$-	-	-	-	-	-
2006	445	22.5%	-	54.5%	17.1%	2
2007	657	26.3%	-	60.3%	11.8%	9
2008	-	-	-	-	-	-

	$1,102	24.8%	-	58.0%	13.9%	11

U.S. HELOC

	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
Year insured:
2005	$618	21.8%	4.1%	8.9%	9.5%	4
2006	1,457	36.2%	2.0%	27.7%	11.3%	7
2007	1,532	53.7%	4.2%	22.6%	6.3%	7
2008	-	-	-	-	-	-

	$3,607	41.2%	3.3%	22.3%	8.9%	18

U.S. Alt-A First Lien

	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
Year insured:
2005	$354	38.6%	12.2%	6.1%	23.7%	8
2006	501	50.2%	1.2%	12.3%	39.7%	7
2007	537	62.8%	0.4%	12.7%	44.6%	4
2008	-	-	-	-	-	-

	$1,392	52.1%	3.7%	10.9%	37.5%	19

1. For this release, net par outstanding is based on values as of September 2010. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on September 30, 2010 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

2. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

3. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

4. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

5. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned ("REO") divided by net par outstanding.

6. Many of the CES transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently under-collateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the under-collateralization into account when estimating expected losses for these transactions.

Assured Guaranty Municipal Corp.
Consolidated U.S. RMBS Profile (3 of 3)
(dollars in millions)

Distribution of Financial Guaranty U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of September 30, 2010 1

U.S. Alt-A Option ARMs

	Net Par Outstanding	Pool Factor [2]	Subordination [3]	Cumulative Losses [4]	60+ Day Delinquencies [5]	Number of Transactions
Year insured:
2005	$114	32.3%	5.0%	8.5%	41.7%	3
2006	834	58.1%	5.2%	10.4%	52.3%	6
2007	1,204	62.5%	3.3%	12.5%	46.5%	6
2008	-	-	-	-	-	-

	$2,152	59.2%	4.1%	11.5%	48.5%	15

U.S. Subprime First Lien

	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
Year insured:
2005	$357	38.0%	45.4%	4.3%	38.9%	6
2006	126	40.8%	43.5%	11.1%	39.8%	2
2007	2,130	69.1%	26.3%	10.0%	49.1%	9
2008	68	72.4%	33.6%	6.3%	32.8%	1

	$2,681	63.7%	29.8%	9.2%	46.9%	18

1. For this release, net par outstanding is based on values as of September 2010. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on September 30, 2010 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

2. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

3. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

4. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

5. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

Assured Guaranty Municipal Corp.
U.S. Consumer Receivables Profile
(dollars in millions)

Distribution of U.S. Consumer Receivables by Rating 1 as of September 30, 2010

Rating:	Credit Cards	Manufactured Housing	Auto	Total Net Par Outstanding
AAA	$-	$82	$40	$122
AA	-	45	1,237	1,282
A	-	-	109	109
BBB	88	-	592	680
BIG	-	164	-	164

Total exposures	$88	$291	$1,978	$2,357

Average rating [1]	BBB	A-	A+	A+
Avg. initial credit enhancement [2]	13.2%	27.6%	11.0%	13.1%
Avg. current credit enhancement [2]	13.0%	26.1%	30.8%	29.6%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

2. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinate tranches that are junior in the capital structure to AGM's exposure, expressed as a percentage of the total transaction size and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to adjustments.

Assured Guaranty Municipal Corp.
Credit Derivative Net Par Outstanding Profile
(dollars in millions)

Distribution of Credit Derivative Net Par Outstanding by Rating

	As of September 30, 2010
	Net Par Outstanding	% of Total
Ratings [1]:
Super senior	$19,238	34.2%
AAA	27,893	49.6%
AA	4,416	7.8%
A	2,514	4.5%
BBB	1,461	2.6%
BIG	736	1.3%

Total credit derivative net par outstanding	$56,258	100.0%

Distribution of Credit Derivative Net Par Outstanding by Sector and Average Rating

	As of September 30, 2010
	Net Par Outstanding	Average Rating [1]
Public Finance
U.S. public finance	$811	A
Non-U.S. public finance	2,666	A

Total public finance	$3,477	A

U.S. Structured Finance:
Pooled corporate obligations	$39,299	AAA
Insurance securitizations	368	AA
RMBS	355	BBB-
Commercial receivables	63	BB
Other structured finance	119	B

Total U.S. structured finance	40,204	AAA
Non-U.S. Structured Finance:
Pooled corporate obligations	12,024	AAA
RMBS	506	AA-
Insurance securitizations	38	A+
Structured credit	9	BBB

Total non-U.S. structured finance	12,577	AAA

Total structured finance	$52,781	AAA

Total credit derivative net par outstanding	$56,258	AAA

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Municipal Corp.
Below Investment Grade Exposures (1 of 5)
As of September 30, 2010
(in millions)

Net Par Outstanding [1]
BIG Exposures by Asset Exposure Type:
U.S. Public Finance:
General obligation	$519
Healthcare	197
Tax backed	189
Municipal utilities	160
Housing	6
Higher education	5
Other public finance	65

Total U.S. public finance	1,141
Non-U.S. Public Finance:
Infrastructure finance	805
Municipal finance	197

Total non-U.S. public finance	1,002

Total public finance	$2,143
U.S. Structured Finance:
RMBS	$9,710
Consumer receivables	164
Pooled corporate obligations	143
Commercial Receivables	62
Other structured finance	119

Total U.S. structured finance	10,198
Non-U.S. Structured Finance:
Pooled corporate obligations	79

Total non-U.S. structured finance	79

Total structured finance	$10,277

Total BIG net par outstanding	$12,420

Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S structured finance obligations that the Company insures and reinsures.

Assured Guaranty Municipal Corp.
Below Investment Grade Exposures (2 of 5)
(dollars in millions)

Net Par Outstanding by BIG Category 1

	Financial Guaranty Insurance and Credit Derivatives Surveillance Categories
	September 30, 2010 [2]	December 31, 2009
Description:
BIG:
Category 1
U.S. public finance	$759	$991
Non-U.S. public finance	1,002	380
U.S. structured finance	1,001	1,775
Non-U.S. structured finance	1	2

Total Category 1	2,763	3,148
Category 2
U.S. public finance	198	330
Non-U.S. public finance	-	-
U.S. structured finance	4,479	4,601
Non-U.S. structured finance	2	2

Total Category 2	4,679	4,933
Category 3
U.S. public finance	184	186
Non-U.S. public finance	-	-
U.S. structured finance	4,718	3,895
Non-U.S. structured finance	76	77

Total Category 3	4,978	4,158

BIG Total	$12,420	$12,239

1. Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of below investment grade ("BIG") credits. The BIG credits are divided into three categories: BIG Category 1: Below investment grade transactions showing sufficient deterioration to make material losses possible, but for which no losses have been incurred. Non-investment grade transactions on which liquidity claims have been paid are in this category. BIG Category 2: Below investment grade transactions for which expected losses have been established but for which no unreimbursed claims have yet been paid. BIG Category 3: Below investment grade transactions for which expected losses have been established and on which unreimbursed claims have been paid. Transactions remain in this category when claims have been paid and only a recoverable remains.

Assured Guaranty Municipal Corp.
Below Investment Grade Exposures (3 of 5)
As of September 30, 2010
(dollars in millions)

Public Finance BIG Exposures Greater Than $50 Million

Name or Description	Net Par Outstanding	Internal Rating [1]
U.S. Public Finance:
Detroit (City of) School District Michigan	$162	BB
Jefferson County Alabama Sewer	145	D
Jefferson County Alabama School Sales Tax Limited Obligation	144	BB
Reading (City of) Pennsylvania	113	BB
Detroit (City of) Michigan	112	BB+
Harrisburg (City of) Pennsylvania General Obligation	75	B-
Mashantucket Pequot Tribe, Connecticut	65	B
St. Barnabas Health System - New Jersey	58	BB

Total	$874
Non-U.S. Public Finance:
Reliance Rail Finance Pty. Limited	$424	BB
Aeroporti Di Roma (ADR) Romulus Finance S.R.L. (Rome Airport)	213	BB
Hellenic Republic	197	BB+
Cross City Tunnel Motorway Finance Limited	168	BB

Total	$1,002

Total	$1,876

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Assured Guaranty Municipal Corp.
Below Investment Grade Exposures (4 of 5)
As of September 30, 2010
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

Name or Description	Net Par Outstanding	Internal Rating [1]	Current Credit Enhancement	60+ Day Delinquencies [2]
U.S. Structured Finance:
U.S. RMBS:
MABS 2007-NCW	$601	B	33.5%	66.1%
Countrywide HELOC 2006-I	534	CCC	0.0%	8.9%
MASTR 2007-3	531	CCC	2.9%	54.3%
Countrywide HELOC 2006-F	444	CCC	0.0%	19.1%
Option One 2007-FXD2	391	CCC	18.0%	29.4%
Nomura Asset Accept. Corp. 2007-1	380	CCC	0.0%	42.0%
Harborview 2006-12	326	BB	9.7%	56.6%
MARM 2007-1 (FKA MASTR 2007-OA1)	289	CCC	0.0%	35.5%
Countrywide HELOC 2005-D	284	CCC	0.0%	12.2%
Countrywide 2007-13	277	B	31.6%	56.4%
Countrywide HELOC 2007-A	275	CCC	0.0%	9.2%
Terwin Mortgage Trust 2006-12SL	250	CCC	0.0%	19.0%
Countrywide HELOC 2007-B	246	CCC	0.0%	8.3%
GMACM 2004-HE3	246	BB	0.0%	2.8%
FHABS 2007-HE1 HELOC	222	BB	0.0%	2.6%
CWABS 2007-4	219	B	22.0%	43.5%
Terwin Mortgage Trust 2007-1SL	205	CCC	0.0%	11.1%
FHABS 2006-HE2 HELOC	202	BB	0.0%	4.2%
Indymac 2007-H1 HELOC	201	CCC	0.0%	9.8%
Soundview 2007-WMC1	197	CCC	10.9%	71.4%
Terwin Mortgage Trust 2006-10SL	195	CCC	0.0%	14.6%
Harborview 2006-1	190	CCC	4.6%	61.8%
Harborview 2007-1	185	BB	13.0%	58.1%
New Century 2005-A	167	B	20.5%	30.9%
Renaissance (DELTA) 2007-3	146	B	25.9%	35.4%
Countrywide HELOC 2005-C	145	CCC	0.0%	11.1%
Harborview 2006-10	144	B	0.0%	30.4%
CSAB 2006-3	143	CCC	0.0%	45.6%
Flagstar HELOC 2006-2	124	CCC	21.3%	10.9%
Flagstar HELOC 2005-1	119	BB	18.5%	6.4%
NAAC 2007-S2	108	CCC	0.0%	12.7%
American Home Mortgage Assets Trust 2007-4	105	CCC	0.0%	31.3%
IndyMac IMSC Mortgage Loan Trust 2007-HOA1	95	CCC	0.0%	31.2%
CSAB 2006-2	91	CCC	2.1%	40.3%
Deutsche ALT-B 2006-AB1	90	CCC	3.7%	29.6%
Countrywide ALTA 2005-22T	88	B	6.0%	25.5%
Terwin Mortgage Trust 2005-16HE	71	BB	12.5%	27.6%
CSMC 2007-3	68	CCC	0.0%	32.6%
Deutsche ALT-B 2006-AB4	65	CCC	0.0%	37.0%
ACE 2006-GP1	64	CCC	0.0%	10.0%
ACE 2007-SL1	63	CCC	0.0%	11.6%
Terwin Mortgage Trust 2007-6ALT	60	CCC	0.0%	82.2%
GSAA 2005-12	57	B	10.8%	22.4%
Terwin Mortgage Trust 2005-14HE	56	B	11.1%	26.1%
Countrywide HELOC 2006-H	56	CCC	0.0%	19.4%
CWALT 2005-62	55	CCC	10.5%	58.0%
DSLA 2005-AR5	52	CCC	0.0%	26.5%
CSAB 2006-4	51	CCC	0.0%	40.6%
Luminent 2006-2	51	CCC	5.3%	58.1%

Total U.S. RMBS	$9,224

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

2. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO, divided by net par outstanding.

Assured Guaranty Municipal Corp.
Below Investment Grade Exposures (5 of 5)
As of September 30, 2010
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

Name or Description	Net Par Outstanding	Internal Rating [1]	Current Credit Enhancement
U.S. Structured Finance:
Other:
NRG Peaker	$119	B	N/A
Synthetic High Yield Pooled Corporate CDO	113	CCC	7.7%
Conseco Finance MH Series 2001-2	92	BB	17.0%
Greenpoint 2000-4	72	BB	13.8%
America West Airlines EETC	63	BB	N/A

Total other	$459

Total	$9,683
Non-U.S. Structured Finance:
Synthetic High Yield Pooled Corporate CDO	$75	CCC	7.7%

Total	$75

Total	$9,758

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Assured Guaranty Municipal Corp.
Largest Exposures by Sector (1 of 4)
As of September 30, 2010
(in millions)

50 Largest U.S. Public Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating [1]
New Jersey (State of)	$2,897	AA-
Massachusetts (Commonwealth of)	2,054	AA
New York (State of)	1,872	AA
Chicago (City of) Illinois	1,684	AA-
New York (City of) New York	1,505	AA-
Illinois (State of)	1,470	A+
Houston Texas Water and Sewer Authority	1,462	A+
Massachusetts (Commonwealth of) State Sales Tax	1,455	AA
Pennsylvania (Commonwealth of)	1,399	AA-
University of California Board of Regents	1,391	AA
Arizona (State of)	1,382	AA-
Wisconsin (State of)	1,366	A+
Washington (State of)	1,339	AA
California (State of)	1,322	A-
New York City Municipal Water Finance Authority	1,293	AA+
Port Authority of New York and New Jersey	1,287	AA-
Atlanta Georgia Water & Sewer System	1,241	BBB+
Los Angeles California Unified School District	1,223	AA-
New York MTA Dedicated Tax	1,134	AA-
Broward County Florida School Board	1,085	AA-
New York MTA Transportation Authority	1,084	A
Denver Colorado School District No.1	1,016	A+
Puerto Rico (Commonwealth of)	1,005	BBB-
Miami-Dade County Florida Aviation Authority - Miami International Airport	991	A+
Massachusetts (Commonwealth of) Water Resources	971	AA
Los Angeles California Department of Water and Power - Electric Revenue Bonds	958	AA-
Long Island Power Authority	945	A-
Chicago-O'Hare International Airport	939	A
Illinois Toll Highway Authority	933	AA
San Diego County, California Water	915	AA
Connecticut (State of)	898	AA-
Michigan (State of)	894	A+
New Jersey Turnpike Authority	874	A-
Orlando-Orange County Expressway Authority, Florida	869	A+
Louisiana (State of) Gas and Fuel Tax	865	A
Kentucky (Commonwealth of)	843	AA-
California State University System Trustee	822	AA-
Skyway Concession Company LLC	820	BBB
San Diego California Unified School District	819	AA
Detroit Michigan Sewer	817	A
Chicago Illinois Public Schools	815	A+
Michigan (State of) Gas & Motor Vehicle Tax	809	AA
Metro Washington Airport Authority	803	AA-
California (State of) Department of Water Resources - Electric Power Revenue	792	A-
Philadelphia, Pennsylvania Water and Wastewater System	785	A-
Austin Texas Combined Utility System Revenue Bonds	780	AA-
Philadelphia (City of) Pennsylvania	777	BBB-
Hawaii (State of) Department of Hawaiian Home Lands	771	AA
Oregon (State of)	764	AA-
Detroit, Michigan Water System	743	A

Total top 50 U.S. public finance exposures	$55,978

  1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Assured Guaranty Municipal Corp.
Largest Exposures by Sector (2 of 4)
As of September 30, 2010
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating [1]	Current Credit Enhancement
Fortress Credit Opportunities I, LP.	$1,268	AA	29.6%
Synthetic Investment Grade Pooled Corporate CDO	1,126	AAA	13.3%
Stone Tower Credit Funding	1,119	AAA	32.9%
Synthetic High Yield Pooled Corporate CDO	973	AA-	42.2%
Synthetic High Yield Pooled Corporate CDO	854	AAA	25.0%
Synthetic High Yield Pooled Corporate CDO	849	Super Senior	31.4%
Synthetic High Yield Pooled Corporate CDO	838	Super Senior	30.3%
Synthetic Investment Grade Pooled Corporate CDO	763	Super Senior	14.8%
Synthetic Investment Grade Pooled Corporate CDO	754	Super Senior	29.4%
Synthetic Investment Grade Pooled Corporate CDO	752	Super Senior	23.4%
Synthetic Investment Grade Pooled Corporate CDO	738	Super Senior	29.2%
Mizuho II Synthetic CDO	735	A	30.7%
Synthetic High Yield Pooled Corporate CDO	730	AA-	40.0%
Synthetic Investment Grade Pooled Corporate CDO	652	AAA	17.2%
MABS 2007-NCW	601	B	33.5%
Countrywide HELOC 2006-I	534	CCC	0.0%
MASTR 2007-3 (NEGAM)	531	CCC	2.9%
Synthetic High Yield Pooled Corporate CDO	523	Super Senior	29.7%
Synthetic High Yield Pooled Corporate CDO	521	Super Senior	24.5%
Synthetic Investment Grade Pooled Corporate CDO	512	Super Senior	14.3%
Synthetic High Yield Pooled Corporate CDO	492	AAA	46.7%
Eastland CLO, LTD	489	Super Senior	33.9%
Denali CLO VII, LTD.	488	AAA	20.0%
Avenue CLO V	448	AAA	20.4%
Countrywide Heloc 2006-F	444	CCC	0.0%
Synthetic Investment Grade Pooled Corporate CDO	433	AAA	10.7%
Synthetic Investment Grade Pooled Corporate CDO	429	Super Senior	12.0%
Churchill Financial Cayman	413	AAA	36.2%
Synthetic Investment Grade Pooled Corporate CDO	399	Super Senior	14.0%
Synthetic High Yield Pooled Corporate CDO	398	AAA	35.6%
Grayson CLO	396	Super Senior	24.0%
Westchester CLO	391	AAA	34.2%
Option One 2007-FXD2	391	CCC	18.0%
Synthetic High Yield Pooled Corporate CDO	383	Super Senior	36.4%
Stone Tower III	382	AAA	21.3%
Synthetic Investment Grade Pooled Corporate CDO	380	Super Senior	29.2%
Nomura Asset Accept. Corp. 2007-1	380	CCC	0.0%
Synthetic Investment Grade Pooled Corporate CDO	378	Super Senior	14.2%
Synthetic Investment Grade Pooled Corporate CDO	377	Super Senior	10.3%
Synthetic High Yield Pooled Corporate CDO	368	AAA	29.5%
CENT CDO 15 LIMITED	360	Super Senior	16.9%
Stone Tower CLO V	357	Super Senior	28.0%
Americredit 2007-B-F	353	AA	21.9%
Synthetic High Yield Pooled Corporate CDO	349	AAA	34.2%
Synthetic Investment Grade Pooled Corporate CDO	342	AAA	17.5%
MUIR GROVE CLO	340	AAA	22.0%
KKR Financial CLO 2005-1	340	AAA	24.2%
Madison Park Funding	329	AAA	25.8%
CIFC Funding 2006-1	328	AAA	23.1%
Synthetic High Yield Pooled Corporate CDO	327	AAA	30.0%

Total top 50 U.S. structured finance exposures	$27,057

  1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional Credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of Credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such Credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Assured Guaranty Municipal Corp.
Largest Exposures by Sector (3 of 4)
As of September 30, 2010
(in millions)

25 Largest Non-U.S. Exposures

Credit Name:	Net Par Outstanding	Rating [1]
Quebec Province	$1,931	A
Sydney Airport Finance Company	1,462	BBB
Thames Water Utility Finance PLC	1,272	A-
Channel Link Enterprises Finance PLC	892	BBB
International AAA Sovereign Debt Synthetic CDO	821	AAA
Synthetic Investment Grade Pooled Corporate CDO	700	Super Senior
Japan Expressway Holding and Debt Repayment Agency	606	AA
Synthetic Investment Grade Pooled Corporate CDO	561	Super Senior
Artesian Finance II Plc (Southern) - Swap Policy	503	A-
Central Nottinghamshire Hospitals PLC	475	BBB
Capital Hospitals (Issuer) PLC	463	BBB-
Queen Street CLO I	428	Super Senior
Reliance Rail Finance Pty. Limited	424	BB
Synthetic Investment Grade Pooled Corporate CDO	416	AAA
Integrated Accomodation Services PLC	401	BBB+
The Hospital Company (QAH Portsmouth) Limited	386	BBB
ETSA Utility Finance Pty Ltd.	381	A-
Synthetic Investment Grade Pooled Corporate CDO	381	Super Senior
Verbund - Lease and Sublease of Hydro-Electric equipment	380	AAA
Synthetic Investment Grade Pooled Corporate CDO	377	Super Senior
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo	377	BBB
Synthetic Investment Grade Pooled Corporate CDO	375	AAA
Stone Tower Credit Funding	373	AAA
Synthetic Investment Grade Pooled Corporate CDO	371	Super Senior
Campania Region - Healthcare receivable	371	A-

Total top 25 non-U.S. exposures	$15,127

  1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Assured Guaranty Municipal Corp.
Largest Exposures by Sector (4 of 4)
As of September 30, 2010
(dollars in millions)

10 Largest U.S. Residential Mortgage Servicers Exposures

Servicer:	Net Par Outstanding
Bank of america, N.A. [1]	$5,485
American Home Mortgage Servicing, Inc	1,676
GMAC Mortgage Corporation	1,019
Specialized Loan Servicing, LLC.	871
Ocwen Loan Servicing, LLC.	828
Wells Fargo Bank, N.A.	746
OneWest Bank Group, LLC.	626
First Tennessee Bank, N.A.	426
Litton Loan Servicing LP	269
Select Portfolio Servicing, Inc.	269

Total top 10 U.S. residential mortgage servicers exposures	$12,215

10 Largest U.S. Healthcare Exposures

Credit Name:	Net Par Outstanding	Rating [2]	State
Asante Health System	$246	A	OR
SSM Health Care	242	A+	MO
Hospital Sisters Health Services Inc Obligated Group	203	AA-	IL
MultiCare Health System	198	A+	WA
CHRISTUS Health	189	A+	TX
Catholic Health Initiatives	188	AA	CO
Clarian Health Partners	177	A+	IN
Carolina HealthCare System	176	AA-	NC
Columbus Regional Healthcare System Inc.	170	A-	GA
Covenant Health Hospital Revenue Bonds	163	A-	TN

Total top 10 U.S. healthcare exposures	$1,952

  1. Includes Countrywide Home Loans Servicing LP.

  2. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Assured Guaranty Municipal Corp.
Loss and Loss Adjustment Expense ("LAE") Reserves
(in millions)

As of September 30, 2010
Financial guaranty insurance reserves:
Gross	$176.3
Ceded	19.4

Net financial guaranty insurance reserves	$156.9

Salvage and subrogation recoverable:
Gross	$602.9
Ceded [1]	118.2

Net salvage and subrogation recoverable	$484.7

Credit impairment on credit derivative contracts [2]:
Case gross	$137.8
Case ceded	31.5

Case net credit derivative reserves	$106.3

Net loss and LAE reserves on financial guaranty insurance and credit derivative contracts, net of reinsurance [3]
Net loss and LAE reserves on financial guaranty contracts net of ceded reinsurance	$156.9
Credit impairment on credit derivative contracts	106.3

Net loss and LAE reserves	$263.2

  1. Recorded in "reinsurance balances payable, net" on the consolidated balance sheets.

  2. Credit derivative assets and liabilities recorded on the balance sheet incorporate estimates of expected losses.

  3. Gross of salvage and subrogation assets.

Assured Guaranty Municipal Corp.
Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Representations and Warranties ("R&W") Benefit Development
(dollars in millions)

Financial Guaranty Insurance	# of Insurance Policies as of September 30, 2010 with R&W Benefit Recorded	Outstanding Principal and Interest Policies with R&W Benefit Recorded as of September 30, 2010	Future Net R&W Benefit at December 31, 2009	R&W Development and Accretion of Discount during Year	R&W Recovered During 2010	Future Net R&W Benefit at September 30, 2010
Prime first lien	-	$-	$-	$-	$-	$-
Alt-A first lien	11	1,512.2	53.2	18.0	-	71.2
Alt-A option ARMs	9	1,577.8	183.6	82.9	39.4	227.1
Subprime first lien (including NIMs)	-	-	-	-	-	-
CES	1	136.0	-	60.3	-	60.3
HELOC	8	2,702.3	524.4	88.0	50.3	562.1

Total	29	$5,928.3	$761.2	$249.2	$89.7	$920.7

Credit Derivatives	-	$-	$-	$-	$-	$-

Assured Guaranty Municipal Corp.
Financial Guaranty Losses Incurred and Paid
As of September 30, 2010
(in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions [1]	3Q-10 Incurred Losses	3Q-10 Paid Losses	Net Loss and LAE Reserve [1]	Net Salvage and Subrogation Assets	Expected Loss to be Expensed
First Lien:
Prime first lien	$-	$-	$-	$-	$-	$-
Alt-A first lien	1,336.2	8.1	14.0	2.6	2.2	176.9
Alt-A option ARMs	2,041.8	58.2	55.1	117.4	33.7	426.2
Subprime first lien (including NIMs)	2,238.3	9.7	0.4	73.7	-	77.0

Total First Lien	5,616.3	76.0	69.5	193.7	35.9	680.1
Second Lien:
CES	893.5	5.4	11.7	28.0	35.4	177.6
HELOC	3,200.4	10.2	114.9	0.2	451.8	207.2

Total Second Lien	4,093.9	15.6	126.6	28.2	487.2	384.8

Total U.S. RMBS	9,710.2	91.6	196.1	221.9	523.1	1,064.9
Other structured finance	566.4	1.3	0.9	52.2	-	5.9
Public finance	2,143.3	0.3	18.8	9.7	24.9	28.9

Total	$12,419.9	$93.2	$215.8	$283.8	$548.0	$1,099.7

Effect of consolidating of VIEs	-	(11.2)	(29.3)	(20.6)	(63.3)	(110.0)

Total excluding consolidated VIE amounts	$12,419.9	$82.0	$186.5	$263.2	$484.7	$989.7

1. Includes credit impairment on credit derivative transactions.

Assured Guaranty Municipal Corp.
Summary of Statutory Financial and Statistical Data
(dollars in millions)

		Year Ended December 31,
	YTD 2010	2009	2008	2007	2006	2005
Statutory Data
Net income (loss)	$338.5	$228.2	$(1,376.7)	$312.9	$339.6	$293.5
Policyholders' surplus	$1,008	$909	$711	$1,609	$1,543	$1,511
Contingency reserve	1,505	1,323	1,282	1,094	1,011	907

Qualified statutory capital	2,513	2,232	1,993	2,703	2,554	2,418
Unearned premium reserve	2,305	2,392	2,520	2,275	2,071	1,850
Loss and LAE reserves	670	1,022	1,688	98	53	54

Total policyholders' surplus and reserves	5,488	5,646	6,201	5,076	4,678	4,322
Present value of installment premiums	714	783	963	1,113	828	804
Standby line of credit/stop loss	498	498	550	550	550	550

Total claims-paying resources	$6,700	$6,927	$7,714	$6,739	$6,056	$5,676

Statutory Financial Ratios
Loss and LAE ratio	86.1%	17.4%	480.2%	16.1%	0.0%	2.1%
Expense ratio	37.2%	48.1%	9.1%	30.0%	29.9%	27.8%

Combined ratio	123.3%	65.5%	489.3%	46.1%	29.9%	29.9%

Other Financial Information (Statutory Basis):
Net debt service outstanding (end of period)	$525,385	$568,594	$631,886	$623,158	$552,695	$497,625
Gross debt service outstanding (end of period)	729,770	755,360	834,426	858,458	765,632	686,134
Net par outstanding (end of period)	351,494	381,148	424,393	426,512	376,456	351,398
Gross par outstanding (end of period)	475,867	493,798	545,568	564,515	498,619	472,374
Ceded par to all Assured Guaranty companies	62,239	32,501	32,927	30,872	37,590	44,599
Ceded par to other companies	62,134	79,433	88,248	107,131	84,573	76,377
Ratios:
Par insured to statutory capital	140:1	171:1	213:1	158:1	147:1	145:1
Capital ratio [1]	209:1	255:1	317:1	231:1	216:1	206:1
Financial resources ratio [2]	78:1	82:1	82:1	92:1	91:1	88:1
Gross debt service written:
Public finance	$29,707	$4,202	$85,666	$133,792	$127,294	$120,745
Structured finance	-	-	5,193	57,434	48,794	40,347

Total gross debt service written	$29,707	$4,202	$90,859	$191,226	$176,088	$161,092

1. The capital ratio is calculated by dividing net par and interest insured divided by qualified statutory capital.

2. The financial resources ratio is calculated by dividing net par and interest insured by total claims paying resources.

 Glossary

Below are the brief descriptions of selected types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2009.

General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution's revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the UK.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance. Other domestic public finance obligations insured by AGM include bonds secured by revenues and guarantees from the Federal government, financings supported by specific state or local government entity revenues and stadium financings.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in "tranches," with subordinated tranches providing credit support to the more senior tranches. The Company's financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities ("RMBS") and Home Equity Securities are obligations backed by closed-end first mortgage loans and closed- and open-end second mortgage loans or home equity loans on one-to-four family residential properties, including condominiums and cooperative apartments. First mortgage loan products in these transactions include fixed rate, adjustable rate ("ARM") and option adjustable-rate ("Option ARM") mortgages. The credit quality of borrowers covers a broad range, including "prime", "subprime" and "Alt-A". A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Financial Products is the guaranteed investment contracts ("GICs") portion of the former Financial Products Business of AGMH. AGM has issued financial guaranty insurance policies on the GICs and in respect of the GICs business that cannot be revoked or cancelled. Assured Guaranty is indemnified against exposure to the former Financial Products Business by Dexia. In addition, the French and Belgian governments have issued guaranties in respect of the GICs portion of the Financial Products Business. The Financial Products Business is currently being run off.

Structured Credit Securities include program-wide credit enhancement for commercial paper conduits in the U.S., and securities issued in whole business securitizations and intellectual property securitizations. Program-wide credit enhancement generally involves insuring against the default of ABS in a bank-sponsored commercial paper conduit. Securities issued in whole business and intellectual property securitizations are backed by revenue-producing assets sold to a limited-purpose company by an operating company, including franchise agreements, lease agreements, intellectual property and real property.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as automobile loans and leases, credit card receivables and other consumer receivables.

Commercial Mortgage-Backed Securities ("CMBS") are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multi-family, retail, hotel, industrial and other specialized or mixed-use properties.

Commercial Receivables Securities are obligations backed by equipment loans or leases, fleet auto financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories.

Endnotes related to non-GAAP financial measures discussed in the financial supplement:

The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America ("GAAP").

Assured Guaranty's management and board of directors utilize non-GAAP measures in evaluating the Company's financial performance and as a basis for determining senior management incentive compensation. By providing these non-GAAP financial measures, investors, analysts and financial news reporters have access to the same information that management reviews internally. In addition, Assured Guaranty's presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty's financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty's financial results.

The following paragraphs define each non-GAAP financial measure and describe why they are useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented above. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income:    Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company's financial guaranty insurance business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company's financial results as compared to the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Municipal Corp., as reported under GAAP, adjusted for the following:

  1)
  Elimination of the after-tax realized gains (losses) on the Company's investments, including other than temporary impairments, and credit and interest rate related gains and losses from sales of securities. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate related gains or losses, is largely subject to the Company's discretion and influenced by market opportunities, as well as the Company's tax and capital profile. Trends in the underlying profitability of the Company's business can be more clearly identified without the fluctuating effects of these transactions.

  2)
  Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

  3)
  Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

  4)
  Elimination of the after-tax foreign exchange gains (losses) on revaluation of net premium receivables. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period's foreign exchange revaluation gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

  5)
  Elimination of the effects of consolidating certain financial guaranty VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs and is not liable for such debt obligations.

  6)
  Elimination of gain on bargain purchase in order to show the 2009 contribution to operating income of AGMH without the distorting effects of acquisition accounting adjustments recorded on the Acquisition Date.

Operating Shareholder's Equity:    Management believes that operating shareholders' equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excluding fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders' equity as the principal financial measure for valuing Assured Guaranty Ltd.'s current share price or projected share price and also as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd.'s common shares. Many of the Company's fixed income investors also use operating shareholders' equity to evaluate the Company's capital adequacy. Operating shareholders' equity is the basis of the calculation of adjusted book value (see below). Operating shareholders' equity is the basis of the calculation of adjusted book value (see below). Operating shareholders' equity is defined as shareholder's equity attributable to Assured Guaranty Municipal Corp., as reported under GAAP, adjusted for the following:

  1)
  Elimination of the effects of consolidating certain VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs and is not liable for such debt obligations.

  2)
  Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

  3)
  Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

  4)
  Elimination of the after-tax unrealized gains (losses) on the Company's investments, that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange revaluation). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore will not recognize an economic loss.

Operating return on equity ("Operating ROE"):    Operating ROE represents operating income for a specified period divided by the average of operating shareholders' equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company's return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltd.'s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis.

Adjusted Book Value:    Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company's in force premiums and revenues in addition to operating shareholders' equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in, foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.'s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders' equity, as defined above, further adjusted for the following:

  1)
  Elimination of after-tax deferred acquisition costs. These amounts represent net deferred expenses that have already been paid or accrued that will be expensed in future accounting periods.

  2)
  Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

  3)
  Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of net expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net present value of estimated net future credit derivative revenue:    Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company's credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes in excess of expected losses, and is discounted at 6% (which represents the Company's tax-equivalent pre-tax investment yield on its investment portfolio). Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or present value of new business production:    Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlement on credit derivatives ("Credit Derivative Revenues") do not adequately measure. PVP in respect of insurance and credit derivative contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6% (the Company's tax-equivalent pre-tax investment yield on its investment portfolio). For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Contacts:

 Equity Investors:
Sabra Purtill
Managing Director, Investor Relations
(212) 408-6044
spurtill@assuredguaranty.com

Ross Aron
Assistant Vice President, Investor Relations
(212) 261-5509
raron@assuredguaranty.com

Assured Guaranty Municipal Corp. 31 West 52nd Street New York, NY 10019 (212) 974-0100 www.assuredguaranty.com
Fixed Income Investors:
Robert Tucker
Managing Director, Fixed Income Investor Relations
(212) 339-0861
rtucker@assuredguaranty.com

Michael Walker
Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@assuredguaranty.com

 Media:
Betsy Castenir
Managing Director, Corporate Communications
(212) 339-3424
bcastenir@assuredguaranty.com

Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@assuredguaranty.com

QuickLinks

  Exhibit 99.2
Assured Guaranty Municipal Corp. September 30, 2010 Financial Supplement
Assured Guaranty Municipal Corp. Selected Financial Highlights (dollars in millions)
Assured Guaranty Municipal Corp. Consolidated Statements of Operations (in millions)
Assured Guaranty Municipal Corp. Consolidated Balance Sheets (in millions)
Assured Guaranty Municipal Corp. Claims Paying Resources (dollars in millions)
Assured Guaranty Municipal Corp. New Business Production (in millions)
Assured Guaranty Municipal Corp. Financial Guaranty Gross Par Written (in millions)
Assured Guaranty Municipal Corp. Underwriting Gain (Loss) (in millions)
Assured Guaranty Municipal Corp. Investment Portfolio As of September 30, 2010 (dollars in millions)
Assured Guaranty Municipal Corp. Estimated Net Exposure Amortization 1 and Estimated Future Net Premium and Credit Derivative Revenues (in millions)
Assured Guaranty Municipal Corp. Expected Amortization of U.S. and Non-U.S. Structured Finance Net Par Outstanding (in millions)
Assured Guaranty Municipal Corp. Present Value ("PV") of Financial Guaranty Net Insurance Losses to be Expensed (in millions)
Assured Guaranty Municipal Corp. Financial Guaranty Profile (1 of 3) (in millions)
Assured Guaranty Municipal Corp. Financial Guaranty Profile (2 of 3) (dollars in millions)
Assured Guaranty Municipal Corp. Financial Guaranty Profile (3 of 3) (dollars in millions)
Assured Guaranty Municipal Corp. Pooled Corporate Obligations Profile (dollars in millions)
Assured Guaranty Municipal Corp. Consolidated U.S. RMBS Profile (1 of 3) (dollars in millions)
Assured Guaranty Municipal Corp. Consolidated U.S. RMBS Profile (2 of 3) (dollars in millions)
Assured Guaranty Municipal Corp. Consolidated U.S. RMBS Profile (3 of 3) (dollars in millions)
Assured Guaranty Municipal Corp. U.S. Consumer Receivables Profile (dollars in millions)
Assured Guaranty Municipal Corp. Credit Derivative Net Par Outstanding Profile (dollars in millions)
Assured Guaranty Municipal Corp. Below Investment Grade Exposures (1 of 5) As of September 30, 2010 (in millions)
Assured Guaranty Municipal Corp. Below Investment Grade Exposures (2 of 5) (dollars in millions)
Assured Guaranty Municipal Corp. Below Investment Grade Exposures (3 of 5) As of September 30, 2010 (dollars in millions)
Assured Guaranty Municipal Corp. Below Investment Grade Exposures (4 of 5) As of September 30, 2010 (dollars in millions)
Assured Guaranty Municipal Corp. Below Investment Grade Exposures (5 of 5) As of September 30, 2010 (dollars in millions)
Assured Guaranty Municipal Corp. Largest Exposures by Sector (1 of 4) As of September 30, 2010 (in millions)
Assured Guaranty Municipal Corp. Largest Exposures by Sector (2 of 4) As of September 30, 2010 (dollars in millions)
Assured Guaranty Municipal Corp. Largest Exposures by Sector (3 of 4) As of September 30, 2010 (in millions)
Assured Guaranty Municipal Corp. Largest Exposures by Sector (4 of 4) As of September 30, 2010 (dollars in millions)
Assured Guaranty Municipal Corp. Loss and Loss Adjustment Expense ("LAE") Reserves (in millions)
Assured Guaranty Municipal Corp. Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Representations and Warranties ("R&W") Benefit Development (dollars in millions)
Assured Guaranty Municipal Corp. Financial Guaranty Losses Incurred and Paid As of September 30, 2010 (in millions)
Assured Guaranty Municipal Corp. Summary of Statutory Financial and Statistical Data (dollars in millions)
Glossary